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                                                                    Exhibit 99.1

Conformed Copy

                              SETTLEMENT AGREEMENT


         This SETTLEMENT AGREEMENT (the "Settlement Agreement"), dated July 6, 1998, is between CIAO CUCINA CORPORATION ("Ciao") and HUNTLEY FINANCIAL GROUP ("Huntley").

                                    RECITALS:

         WHEREAS, Ciao and Huntley entered into an Agreement dated April 1, 1997 (collectively, the "Agreement"); and

         WHEREAS, certain disputes, controversies and disagreements have arisen between the parties hereto related to the Agreement; and

         WHEREAS, Huntley has asserted a claim against Ciao in the amount of $54,637 (the "Claim"); and

         WHEREAS, the parties have negotiated a resolution and settlement of their differences on the terms hereinafter set forth, pursuant to which they desire to settle and compromise all disputes, controversies and disagreements among them which exist as of the date hereof;

         NOW, THEREFORE, the parties hereto agree as follows:

         1. This Settlement Agreement is entered into as a compromise and settlement of disputed claims and without any admission by any party of any liability or wrongdoing.

         2. Ciao hereby releases and forever discharges Huntley and its members, partners, shareholders, officers, directors, employees, agents, successors and assigns, from any and all claims, causes of action, demands, debts, suits, contracts, agreements, promissory notes, mortgages, leases, duties, costs, liabilities, damages and/or expenses (collectively, "Damages") arising under or in any way related to the Agreement, or arising prior to the date hereof, including without limitation such Damages as may be known or unknown, contingent or otherwise, and as may now or hereafter exist. Ciao acknowledges that the foregoing provision constitutes a general release which is not subject to any condition or future event.

         3. Huntley hereby releases and forever discharge Ciao, and its shareholders, officers, directors, employees, agents,

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successors and assigns, from any and all Damages arising under or in any way related to the Agreement, or arising prior to the date hereof, including without limitation such Damages as may be known or unknown, contingent or otherwise, and as may now or hereafter exist. Huntley acknowledges that the foregoing provision constitutes a general release which is not subject to any condition or future event.

         4. In consideration for the agreements contained herein, Ciao hereby agrees to pay Huntley $35,000.00 (the "Settlement Amount"). $4,375.00 of the Settlement Amount has been delivered to Huntley simultaneously with the execution of this Agreement. The balance of the Settlement Amount shall be paid in Seven equal monthly installments due on the first day of July, August, September, October, November and December, 1998 and January, 1999.

         5. Ciao hereby irrevocably authorizes and empowers any attorney-at-law to appear for it in any action upon or in connection with this Agreement at any time after any amount due under Paragraph 4 above becomes past due as therein provided in any Court in or of the state of Ohio, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any such attorney-at-law to confess judgment in favor of Huntley against Ciao, in an amount equal to the Claim, less any amounts paid pursuant to this Settlement Agreement, plus all costs of collection, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. CIAO AGREES THAT AN ATTORNEY WHO IS COUNSEL TO HUNTLEY OR ANY OTHER HOLDER OF THIS OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR CIAO WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. CIAO AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY HUNTLEY OR THE HOLDER OF THIS OBLIGATION. CIAO WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY WHO ACTS FOR CIAO PURSUANT TO THIS PARAGRAPH IS ALSO REPRESENTING HUNTLEY OR THE HOLDER OF THIS OBLIGATION, OR BECAUSE SUCH ATTORNEY IS BEING PAID BY HUNTLEY OR THE HOLDER OF THIS OBLIGATION.

         6. Each party hereto expressly warrants and represents to each other that before executing this Settlement Agreement, said party has fully informed itself of the terms, contents, conditions, and facts of this Settlement Agreement, that it has relied solely and completely upon its own judgment in executing this Settlement Agreement, that said party has had the opportunity to seek and has in fact obtained the advice of counsel before executing this Settlement Agreement and has acted voluntarily and of its own free will in executing this Settlement Agreement.

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         7. Each party hereto expressly warrants and represents that none of the claims, causes of action, suits, demands, losses or damages, which are the subject matter hereof have been assigned or transferred to any other person or entity and, accordingly, each party hereto agrees to indemnify and hold each other party hereto harmless from any such claims of third parties claiming by, through or under the indemnifying party.

         8. This Settlement Agreement, together with the documents and agreements executed in connection herewith, represents the entire agreement among the parties related to the subject matter hereof and supersedes all prior or contemporaneous agreements.

         9. This Settlement Agreement may not be changed, modified, discharged or abandoned, in whole or in part, except pursuant to the expressed written consents of all parties hereto.

         10. Neither this Settlement Agreement, nor the subject matter, terms or any part hereof, nor the negotiations leading hereto nor discussions or communications, written or oral relating hereto or any part thereof, shall: (a) at any time for any reason be considered as an admission by any party that any other party has any valid claim, right, cause of action or demand against such party or had any loss, damage or injury as a result of any act of or omission by such party of any kind or nature, or that any of the subsequent claims or allegations of any party at any time had any validity or that any party at any time had any liability to any other party of any kind whatsoever; (b) be admissible as evidence in any arbitration, lawsuit or other proceeding involving any of the parties hereto (except for the provisions of Paragraph 5 which may be used by Huntley as applicable); or (c) be disclosed to any other party except to comply with applicable legal requirements or the terms hereof, and then only after securing the agreement of such other party to keep such matters strictly confidential.

         11. This Settlement Agreement shall be construed under and in accordance with the laws of the State of Ohio.

         12. Each party, and each person executing this Settlement Agreement on behalf of a party, represents that the person signing this Settlement Agreement on behalf of the party has been duly authorized to do so by all necessary corporate action so that this Settlement Agreement represents the valid and binding agreement of the party.

         13. This Settlement Agreement may be executed in counterparts which taken together shall constitute one binding agreement, not

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withstanding the fact that all parties have not signed the same copy.

         14. This Settlement Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Settlement Agreement to be executed and witnessed as of the date and year first set forth above.

Witnessed by:                                        CIAO CUCINA CORPORATION

Scott P. Kadish                                      By: /s/ Stephen J. Kent
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Jeanette M. Ashley                                   Title: President
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                                                     HUNTLEY FINANCIAL GROUP

Nora L. Washburn                                     By: /s/ David A. Spargo
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Dwayne A. Shackelford                                Title: Partner
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